Exhibit 5.1

April 9, 2024

Asure Software, Inc.

405 Colorado Street, Suite 1800

Austin, TX 78701

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the registration statement on Form S-4 (the “Registration Statement”) filed by Asure Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 9, 2024, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Common Stock may be offered and sold from time to time by the Company as set forth in the Registration Statement in an unspecified number of shares in connection with future business combination transactions or acquisitions by the Company or its subsidiaries of businesses, assets or securities, in amounts, at prices and on terms to be set forth in the prospectus contained within the Registration Statement (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Third Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Based upon the foregoing and subject to the limitations, assumptions, exceptions and qualifications expressed herein, it is our opinion that: (a) upon adoption by the Board of Directors (or a duly authorized committee thereof) of the Company of a resolution in form and content as required by applicable law authorizing the acquisition transaction pursuant to which the Shares are to be issued and the related issuance and sale of the Shares, and (b) assuming that the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplements required by applicable laws have all become effective under the Securities Act, and (c) assuming that upon the issuance of the Shares, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company's Restated Certificate of Incorporation, as amended, and (d) assuming the Shares are issued, delivered and paid for (but for consideration that is not less than the par value of the Common Stock) in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreements governing the issuance of such Shares, such Shares of Common Stock being issued by the Company will be validly issued, fully paid and nonassessable.

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We have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the genuineness and authenticity of all documents submitted to us as originals, (iii) the conformity to originals of all documents submitted to us as copies, (iv) the accuracy, completeness and authenticity of certificates of public officials and (v) the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States, as in effect on April 9, 2024. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O’Connor, P.C.

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